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                                                                    Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed by Sunterra Corporation (formerly Signature Resorts, Inc.) on or around September 16, 1998 under the Securities Act of 1933 to register 1,630,000 shares of $0.01 par value common stock issuable under Sunterra Corporation's 1996 Equity Participation Plan, as amended, of our report, dated January 26, 1998 (except with respect to the matters discussed in Note 6, as to which the date is February 18, 1998 and Note 13, as to which the dates are February 3 and February 18, 1998), included in Sunterra Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Sunterra Corporation's Form 10-K/A filed on April 6, 1998, and to all references to our Firm included in this Registration Statement.


                                             /s/ Arthur Andersen LLP


September 16, 1998,
   Orlando, Florida